MODIFICATION AND EXTENSION AGREEMENT


   DATE:                      January 31, 1994

   PARTIES:       Borrower:   AMERICAN WESTERN MORTGAGE COMPANY, a
                              Colorado corporation

                  Bank:       BANK  ONE,   ARIZONA,  NA,  a   national  banking
                              association,   formerly   known  as   The  Valley
                              National Bank of Arizona.

   RECITALS:

        A. Bank has extended to Borrower credit ("Loan") in the principal amount of $15,000,000.00 pursuant to that certain Amended and Restated Warehousing Credit and Security Agreement, dated September 26, 1991 as amended ("Loan Agreement"), and evidenced by that certain Promissory Note, dated November 27, 1992 ("Note"). The unpaid principal of the Loan as of the date hereof is $0.00.

        B. The Loan is secured by, among other things, the security interest in various promissory notes and deeds of trust granted by Borrower to Bank pursuant to the Loan Agreement. The agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents".

        C. Bank and Borrower have executed and delivered previously the following agreements ("Modifications") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents:

         (i)     Letter of Agreement dated May 28, 1992;

        (ii)     Modification Agreement dated September 22, 1992;

       (iii)     Modification Agreement dated November 27, 1992;

        (iv)     Letter Agreement dated February 25, 1993;

         (v)     Modification and Extension Agreement dated November 22, 1993.

   (The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "Loan Documents". Hereinafter, "Note", "Loan Agreement", "and "Security Documents" shall mean such documents as modified in the Modifications. All other capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.)

        D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions set forth herein.

   AGREEMENT:

   For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

   1.   ACCURACY OF RECITALS.

   Borrower acknowledges the accuracy of the Recitals.

   2.   MODIFICATION OF LOAN DOCUMENTS.

       2.1  The Loan Documents are modified as follows:

            2.1.1 The definition of "Uncommitted Mortgage Loan" in Section 1 of the Loan Agreement is hereby modified in its entirety to provide as follows:

        "Uncommitted Mortgage Loan" means any Eligible Mortgage Loan which is not subject to a Purchase Commitment. The term "Uncommitted Mortgage Loan" also shall include any Eligible Mortgage Loan with respect to which a Purchase Commitment has been cancelled, or has otherwise expired or terminated for any reason.

            2.1.2 The maturity date of the Loan and the Note is extended from February 1, 1994, to December 1, 1994. On the maturity date Borrower shall pay to Bank the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Loan Documents as modified herein. All commitments of Bank to make loans and advances pursuant to the Loan Documents shall expire on the maturity date as so extended.

            2.1.3 In addition to all other fees, payable pursuant to the Loan Documents and this Agreement, Borrower agrees to pay a fee of $20.00 for each Pledged Mortgage to cover the costs of Bank's handling and monitoring of each Pledged Mortgage. All such fees shall be earned each month as each Advance is made and shall be payable on the first day of the following month.

            2.1.4 In addition to all other fees payable pursuant to the Loan Documents and this Agreement, Borrower agrees to pay an Unused Commitment Fee of one-quarter of one percent (1/4%) per annum calculated on a monthly basis and payable monthly in arrears on the first day of each month, commencing with the first day of January, 1993, and on expiration or termination of the Commitment. For each month (or portion thereof), the Unused Commitment Fee shall be equal to (A) $15,000,000.00 minus (B) the
   "Average Monthly Outstandings" for the month (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting number multiplied by (C) one-twelfth of the annual Unused Commitment Fee rate. As used herein, "Average Monthly Outstandings" means the sum of the outstanding principal balance of the Loan on each day during the month (or portion thereof) with respect to which the Unused Commitment Fee is being computed divided by the number of days in that month (or portion thereof). If the Unused Commitment Fee is being computed for less than a full month, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed.

            2.1.5 Section 2.1(b) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (b)    Subject  to  the  terms  and  conditions  of  this
        Agreement and provided no Default has occurred and is continuing, Lender agrees, from time to time during the period from the Effective Date to and including December 1, 1994 (unless such period is earlier terminated pursuant hereto), to make Advances to Borrower, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed Fifteen Million Dollars ($15,000,000.00) (the "Commitment"). Notwithstanding the foregoing, the amount of the Commitment and individual Advances thereunder is subject to Section 2.1(d) hereof. Within the Commitment, Borrower may borrow, repay and reborrow.

            2.1.6 Section 2.1(d) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (d) No Advance shall exceed the following amount (the "Collateral Value") applicable to the type of Collateral at the time it is pledged:

                      (1) An Advance made against a Committed Mortgage Loan pledged hereunder shall be in an amount equal to ninety-eight percent (98%) of the committed purchase price thereof set forth in the applicable Purchase Commitment.

                      (2) An Advance made against an Uncommitted Mortgage Loan pledged hereunder shall be in an amount equal to ninety-six percent (96%) of the Current Market Value of the Eligible Mortgage Loan.

            2.1.7 Section 2.2(e) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (e) At Lender's option, Advances may be made (i) by deposit to Borrower's zero balance account maintained by Borrower at Lender (which deposit will be applied to pay drafts drawn by title companies or other persons conducting the closing of the related Eligible Mortgage Loan), (ii) by wire transfer to the applicable title companies or (iii) by payment directly to Borrower (provided that Lender will not make Advances directly to Borrower in any case where Lender has permitted Borrower to retain possession of the Mortgage Note in question). As a further condition to Advances, Borrower shall present to Lender appropriate wiring instructions or such drafts, as required by Lender.

            2.1.8 A new Section 2.2(f) is hereby added to the Loan Agreement to provide as follows:

                 (f)  From  time   to  time  in  the   sole  and  absolute
        discretion of Lender, Borrower may be permitted to cause drafts drawn on Borrower's zero balance account maintained at Lender to be presented to Lender for payment in connection with the funding of Eligible Mortgage Loans, notwithstanding that Borrower has not made an Advance Request or submitted Collateral Documents in connection with such Mortgage Loan. Lender may pay any such drafts without any further consent of or notice to Borrower and shall be entitled to assume that each draft is proper, duly authorized, and validly presented. Any payment by Lender of such draft shall be deemed to be an Advance, notwithstanding that the conditions precedent to Advances have not been satisfied. Any such Advance for which an Advance Request or Collateral Documents have not been submitted shall be due and payable in full prior to 1:00 p.m., Phoenix, Arizona time on the first Business Day after the date the related draft was presented to Lender. Notwithstanding any other provision of the Loan Documents to the contrary, Borrower hereby irrevocably authorizes Lender to withdraw from and set off against any deposit accounts maintained by Borrower or Guarantor with Lender the amount of any such Advances as due and payable; provided, however, that such right of set-off shall not apply to any deposits of escrow monies being held on behalf of mortgagors under Mortgage Loans or other third parties or accounts containing only principal and interest payments by borrowers under Mortgage Loans that are maintained in connection with Borrower's servicing of Mortgage Loans. If at any time, Lender elects, in its sole and absolute discretion, not to permit further Advances pursuant to this Section 2.2(f), Borrower shall immediately cease allowing title companies or other persons to submit such drafts except in connection with Advances for which all the conditions precedent set forth herein have been satisfied.

            2.1.9 Section 2.4(a) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                      (a) The unpaid amount of each Advance shall bear interest from the date of such Advance until paid in full, at a floating rate of interest (the "Floating Rate") (computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period) which is equal to the Prime Rate plus one half of one (1/2) percent. As used herein, the term "Prime Rate" shall mean the rate of interest established and publicly announced from time to time by Bank One, Arizona, NA, as its "Prime Rate" or "Reference Rate", whether or not such rate actually is the lowest rate available to commercial borrowers or other customers of such bank. The Floating Rate will be adjusted as of the effective date of each change in the Prime Rate.

            2.1.10 Section 4(a) of the Promissory Note is hereby modified in its entirety to provide as follows:

            (a) Absent an Event of Default hereunder or under any of the Credit Agreement Documents, each Advance made hereunder shall bear interest at the Interest Rate in effect from time to time, which rate is equal to one-half of one percent (1/2 of 1%) per annum above the Prime Rate, as such term is defined on Section 2.4 of the Credit Agreement. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of any Advance and, in all cases, shall be computed for the actual number of days in the period for which interest is charged.

            2.1.11 Section 2.4(e)(2) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (2)  The Interest  Credit shall be an  amount, determined
        on a quarterly basis, equal to (i) the amount of (A) the average daily amount of free collected compensating balances maintained by Borrower with Lender in noninterest-bearing accounts for the period in question, reduced by (B) the amount required to be maintained or deposited in reserve pursuant to Regulation D of the Federal Reserve Board, or otherwise, with respect to such compensating balances during the period in question and (C) further reduced by the portion of such compensating balances required to be maintained and/or pledged pursuant to any other loan or agreement between Borrower and Lender, multiplied by (ii) the average 90-day treasury bill auction rate (based on quotations thereof in the Lender's Investment Department) during the period in question reduced by forty (40) basis points, and (iii) with the product of (i) and (ii) further reduced by all FDIC assessments and premiums incurred by Lender and all other service charges imposed by Lender with respect to such compensating balances; provided, however, that the amount of the Interest Credit shall not be greater than one half of one percent (1/2%) per annum on the Loan amount outstanding during the period in question. An example of the computation of the Interest Credit is set forth in Exhibit D hereto.

            2.1.12 Section 2.4(e)(4) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (4) Lender and Borrower acknowledge that the intent of this Section 2.4(e) is (i) that all Advances pursuant to this Agreement yield to Lender a minimum interest rate of Prime Rate plus one half of one percent (1/2%) per annum but against this yield Borrower will be credited an amount equal to the net value to Lender of Borrower's accounts with Lender as determined by Lender, not to exceed the limitations set forth in Section 2.4(e)(2) above and (ii) that after giving effect to the Interest Credit, interest on all Advances shall never be less than the Prime Rate.

            2.1.13 A new section 2.4(e)(5) of the Loan Agreement is hereby added to the Loan Agreement to provide as follows:

                 (5)  Notwithstanding  the  foregoing  provisions of  this
        Section 2.4, no Interest Credit shall be earned during any period in which no Advances are outstanding under this Loan Agreement. In addition, Borrower shall not be entitled to any Interest Credit with respect to interest on Advances made pursuant to Section 2.2(f) of this Loan Agreement.

            2.1.14 Sections 2.5(a), 2.6(a) and 2.6(b) of the Loan Agreement are modified by deleting "December 1, 1993" and inserting in its place "December 1, 1994" in each place said date appears therein.

            2.1.15 Section 2.5(c) of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 (c) In addition, Borrower shall be obligated to pay to Lender, without the necessity of prior demand or notice from Lender, the amount of any outstanding Advance against a specific Eligible Mortgage Loan, upon the occurrence of any of the following events:

                      (1) One Hundred and Eighty (180) days have lapsed from the date of the Advance made by Lender with respect to such Eligible Mortgage Loan;

                      (2) Twenty (20) days have elapsed from the date such Eligible Mortgage Loan was delivered to an Investor for examination and purchase, without the purchase being made, or upon rejection of such Eligible Mortgage Loan as unsatisfactory by an Investor;

                      (3) The Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement;

                      (4) If any of the items required to be delivered pursuant to Exhibit A after an Advance are not delivered as and when required or if delivered are not in compliance with this Agreement;

                      (5)  Ten (10)  Business Days  have elapsed from  the
        date  a   Collateral  Document  was  delivered   to  Borrower  for
        correction or completion, without being returned to Lender;

                      (6) Such Eligible Mortgage Loan is defaulted and remains in default for a period of sixty (60) days;

                      (7) If any of the representations and warranties set forth in Section 5.12 with respect to an Eligible Mortgage Loan are untrue or incorrect in any material respect; and

                      (8)  Upon the sale of such Eligible Mortgage Loan.

        Upon making such payment to Lender, so long as no Event of Default has occurred and is continuing, Borrower shall be deemed to have redeemed such Eligible Mortgage Loan from pledge, and the Collateral Documents relating thereto shall be released by Lender to Borrower or to a designated Investor.

            2.1.16 Section 3.2 of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 3.2  Valuation of Collateral.

                      The Collateral shall be valued as set forth below at
                 least weekly and more often at Lender's sole discretion. All valuations of individual Mortgage Loans shall be based on yields which are net of all servicing charges whether or not specified below. For purposes hereof, "Current Market Value" shall mean: (a) with respect to any Eligible Mortgage Loan that is not an FHA loan or VA loan, the current price for 30-day delivery quoted by FNMA and reported to Lender on "Telerate Systems Reports" or other source acceptable to Lender, and (b) in the case of Eligible Mortgage Loans that are FHA Loans and VA
                 Loans, the price most recently quoted by GNMA for immediate purchase and reported to Bank on "Telerate Systems Reports" or other source acceptable to Bank.

            2.1.17 Section 3.3 "Margin Call" of the Loan Agreement is hereby modified in its entirety to provide as follows:

                 3.3 Margin Call. The parties intend that the amount advanced and outstanding under this Agreement with respect to an Uncommitted Mortgage Loan, shall at no time exceed ninety-six percent (96%) of its then Current Market Value. If, at any time, the amount advanced with respect to an Uncommitted Mortgage Loan, is greater than ninety-six percent (96%) of its then Current Market Value, as determined in accordance with
            Section 3.2 hereof, then Borrower shall be required to make the payments set forth in this Section 3.3 ("Margin Call"). A Margin Call shall require Borrower to pay to Lender an amount equal to the difference between ninety-six percent (96%) of the then Current Market Value and the amount advanced with respect to such Uncommitted Mortgage Loan. Payment for each Margin Call due to Lender pursuant to this Section 3.3 shall be made by Borrower in immediately available funds within one
            (1) Business Day following the occurrence of such event, provided, however, if the outstanding aggregate amount of all Margin Calls is equal to or less than $25,000, then Borrower shall not be obligated to make payment for such Margin Calls unless and until the aggregate amount of all Margin Calls is greater than $25,000, at which time Borrower shall be obligated to immediately pay the entire amount of all outstanding Margin Calls. Such amounts paid by Borrower shall reduce, by a corresponding amount, the amount outstanding under the Note.

            2.1.18 Section 3.4 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                 3.4 Margin Credit. If it is determined from any valuation that ninety-six percent (96%) of the Current Market Value of any Uncommitted Mortgage Loan, as determined in accordance with Section 3.2 hereof, exceeds the amount of the Advance against such Uncommitted Mortgage Loan, such amount in excess of the Collateral Value (the "Margin Credit") shall, upon the written request of Borrower submitted pursuant to the terms of this Agreement for an Advance, be payable to Borrower as an additional Advance against such Uncommitted Mortgage Loan, but only (i) if all obligations to be observed or performed by Borrower under this Agreement are complied with and (ii) there is no Margin Call then outstanding and no other required principal payments then due pursuant to the terms of this Agreement.

            2.1.19 The second sentence of Section 3.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                 In connection with such a redemption, the Lender will, at
            Borrower's request either (i) transmit or otherwise deliver the Pledged Mortgages to responsible third parties for the purpose of sale or (ii) release such Pledged Mortgages to Borrower for the prompt transmission by Borrower of such Pledged Mortgages to responsible third parties (as determined by Lender) for the purpose of sale.

            2.1.20 "Exhibit A" to this Agreement is hereby substituted for Exhibit "A" to the Loan Agreement.

            2.1.21 "Exhibit D" to this Agreement is hereby substituted for Exhibit "D" to the Loan Agreement.

            2.1.22 In addition to the other provisions of Section 6.3 of the Loan Agreement, (i) within thirty (30) days after the end of each month, Borrower shall deliver to Bank a report in form satisfactory to Bank itemizing the Mortgage Loans of Borrower closed in such month and the Mortgage Loans of Borrower being processed for closing as of the end of such month and containing such other information as Bank may request, (ii) promptly upon the availability thereof, Borrower shall deliver to Bank copies of all reports, filings, disclosures, responses, and other materials filed with or submitted to any regulatory authority (federal, state or local) having regulatory jurisdiction over Borrower's business of making, selling, servicing or otherwise dealing in Mortgage Loans, and (iii) within thirty (30) days after the receipt thereof, Borrower shall deliver to Bank copies of all notices, reports, orders, claims and other information from any such regulatory authority to the extent relating to or affecting such business of Borrower.

        2.2 Notwithstanding any other provisions of the Loan Documents and in addition to the requirements thereof, Borrower agrees that (i) the number of Pledged Mortgages that represent Mortgage Loans secured by condominiums, townhouses, zero lot line residences, or other forms of "attached" housing shall never be more than ten percent (10%) of the number of all Pledged Mortgages and (ii) the outstanding principal balance of Uncommitted Mortgage Loans shall never be more than fifteen percent (15%) of the aggregate outstanding principal balance of all Eligible Mortgage Loans. If either of the requirements of the immediately preceding sentence are not satisfied at any time, then (A) Borrower shall not be entitled to any Advances unless and until such requirements are again satisfied and (B) Borrower shall within one (1) business day after demand by Lender prepay the amount of any outstanding Advances against Eligible Mortgage Loans until such requirements are satisfied.

        2.3 In addition to all of the other terms and conditions of the Loan Documents, Borrower agrees that Borrower shall not cause or permit, whether voluntarily or involuntarily, any lien, encumbrance, security interest, or other assignment to exist with respect to, or otherwise affect, any of Borrower's Servicing Rights. As used herein, "Servicing Rights" shall mean the rights of Borrower to service Mortgage Loans (including, without limitation, the right to collect payments of principal and interest, receive late charges and other payments, maintain tax and insurance impound and escrow accounts, and to otherwise administer, monitor, and act with respect to Mortgage Loans), whether or not such Mortgage Loans are owned by Borrower, together with all fees, payments, and other amounts received or receivable with respect to such loan servicing and all proceeds of such loan servicing.

        2.4 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof or if any "default" or "event of default" shall occur under any other Loan Document.

        2.5 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

   3.   RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
        ---------------------------------------------

   The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

   4.   BORROWER REPRESENTATIONS AND WARRANTIES.
        ---------------------------------------

   Borrower represents and warrants to Bank:

        4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

        4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

        4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

        4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

        4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

        4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

   5.   BORROWER COVENANTS.
        ------------------

   Borrower covenants with Bank:

        5.1 Borrower  shall   execute,  deliver,  and  provide   to  Bank  such
   additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

        5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

        5.3 Contemporaneously  with  the   execution  and   delivery  of   this
   Agreement, Borrower has paid to Bank:

            5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

            5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

            5.3.3 An extension fee of $37,500.00, which is fully earned and nonrefundable.

   6.   EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
        -------------------------------------------

   Bank shall not be bound by this Agreement until each of the following shall have occurred: (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) each guarantor(s) of the Loan, if any, has executed and delivered to Bank a Consent and Agreement of Guarantor(s), and (iv) if required by Bank, Borrower and any guarantor(s) have executed and delivered to Bank an arbitration resolution, an environmental questionnaire, and an environmental certification and indemnity agreement.

   7.   ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
        -----------------------------------------------------------

   The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

   8.   BINDING EFFECT.
        --------------

   The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

   9.   CHOICE OF LAW.
        -------------

   This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

   10.  COUNTERPART EXECUTION.
        ---------------------

   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

   DATED as of the date first above stated.


                                       AMERICAN  WESTERN  MORTGAGE  COMPANY,  a
                                       Colorado corporation



                                       By:/s/ Kenda B. Gonzales
                                            -----------------------------------
                                       Name:  Kenda B. Gonzales
                                              ---------------------------------
                                       Title: President
                                               --------------------------------
                                                                     "Borrower"



                                       BANK     ONE,     ARIZONA,     NA,     a
                                       national banking association, formerly known as The Valley National Bank of Arizona



                                       By:/s/ Rhonda R. Williams
                                            -----------------------------------
                                       Name:  Rhonda R. Williams
                                              ---------------------------------
                                       Title: Corporate Officer
                                               --------------------------------
                                                                         "Bank"

   State of _______________     )
                                ) ss.
   County of ______________     )

   The above instrument was acknowledged before me this ____ day of ______________, 1994, by _______________________________________________ ,
   the _____________________ of AMERICAN WESTERN MORTGAGE COMPANY, a Colorado corporation, on behalf of the corporation.

   My commission expires:

   ______________________                 ______________________________
                                          Notary Public




   State of _______________     )
                                ) ss.
   County of ______________     )

   The above instrument was acknowledged before me this ____ day of __________, 1994, by _______________________________________________, the ______________
   of BANK ONE, ARIZONA, NA, a national banking association, formerly known as The Valley National Bank of Arizona, on behalf of the association.

   My commission expires:

   ______________________                 ______________________________
                                          Notary Public


                                     EXHIBIT A
                                    ---------

                               COLLATERAL DOCUMENTS

        Each Advance Request shall include the following:

            1.   Mortgage  Note.   The  original Mortgage  Note evidencing  the
   indebtedness secured by the applicable Eligible Mortgage Loan, duly executed by the mortgagor to Borrower as payee.

            2.   Endorsement.   A blank endorsement by Borrower of the Mortgage
   Note, duly executed by Borrower.

            3. Mortgage. A copy of the Mortgage securing the Mortgage Note certified by Borrower and by the closing attorney or title company presiding at the closing to be a true and complete copy of the original which is being recorded. The certified copy of the Mortgage must be a photocopy which shows due execution by the individual(s) who has (have) executed the corresponding Mortgage Note. The Mortgage must accurately describe the Mortgage Note which it is intended to secure, and the Mortgage must be prepared in accordance with the local recording requirements.

            4. Assignment. A duly executed assignment to Bank of each Mortgage, of the indebtedness secured thereby, and of all documents and rights related to each Mortgage Loan, including the right to any casualty insurance proceeds or condemnation awards. This instrument must accurately describe the Mortgage which it is intended to assign, must be in recordable form, and be otherwise satisfactory to Bank.

            5. Commitment for Title Insurance. A commitment for the issuance of an ALTA title insurance loan policy in favor of Borrower and its successors and assigns, in the amount of the original principal balance of the Mortgage Loan. The interim title binder or commitment must obligate the title insurance company to issue a policy insuring that the Mortgage is a valid first lien on the premises described in the Mortgage, and containing all affirmative insurance required by the FHA, VA or the Investor with only exceptions permitted by these parties and Bank. The title binder or commitment must be countersigned by an authorized representative or agent of the applicable title insurance company.

            6. Escrow Instructions; Funding Draft. A copy of Borrower's escrow instructions to the title company responsible for closing the Eligible Mortgage Loan, together with a copy of the draft to be presented by such title company in connection with such closing.

            7. Appraisal; PMI. With respect to each Mortgage Loan, a copy of the appraisal (or MCC or MCRV, as applicable) and, in the case of conventional loans with a loan-to-value ratio of greater than 80% (or such other percentage above which private mortgage insurance is required pursuant to applicable laws, rules and regulations), copies of the private mortgage insurance certificates.

            8. Insurance. Originals or certified copies of all fire and casualty insurance policies, in form and issued by companies reasonably satisfactory to Bank, covering the premises covered by each Mortgage, including, if required by the FHA, private mortgage insurance, or VA, insurance against flood hazards (together with a "flood letter" signed by the borrower under the applicable Mortgage Loan), or a certificate of the insurance underwriter evidencing the same, certifying that such insurance is in full force and effect. The policy must stipulate that losses are payable in favor of Borrower and its assigns.

            9. Disclosure and Settlement Statements. Certified copies of all settlement statements (including, without limitation, the HUD-1) and disclosure statements required under the Federal Truth-in-Lending Act and the provisions of Regulation Z of the Federal Reserve Board, and disclosure statements required under the Real Estate Settlement Procedures Act. All disclosure statements must include all the necessary signatures of the involved parties.

            10. Purchase Commitment. A certified copy of a letter or agreement executed by the applicable Approved Investor obligating the investor to purchase each Committed Mortgage Loan, together with the price at which each Committed Mortgage Loan is to be purchased and shipping instructions for the delivery of each Committed Mortgage Loan to the Approved Investor.

            11. Instruction Letter. A certified copy of the instruction letter from the Borrower to the Approved Investor instructing the Approved Investor to remit the proceeds of the purchase of the Mortgage Loan directly to Bank and otherwise evidencing the transmittal of the Mortgage Loan (or copies of applicable loan documents if the originals have been transmitted to Bank) to the Approved Investor.


                                     EXHIBIT D
                                    ---------

                                     EXAMPLES

   Example of Interest Credit Computation

        A.  Assumptions:

            1.   Period:  1/1/90 - 4/1/90
            2.   Average daily free collected balances for period:  $2,000,000
            3.   Reserve requirements:  $250,000
            4.   Average 90-day T-bill rate for period:  8%
            5.   FDIC Premiums:  $200
            6.   Other Fees/Charges:  $1,000
            7.   Balance of Loan for period:  $10,000,000

        B.  Computation:

                 1.   Average daily collected
                      balances:                         $2,000,000
                 2.   (Less:  Reserve):                   (250,000)
                                                        ----------
                 3.   Net balances:                     $1,750,000
                 4.   Earnings @ 7.6% per
                      annum (8% - .4%) for
                      the calendar quarter
                      in question:                         $33,250
                 5.   (Less:  FDIC Premiums
                       and other charges):                  (1,200)
                                                        ----------
                                                        $   31,050

            $10,000,000 @ 1/2 of 1% per annum for
            the calendar quarter in question =          $   12,500

            Since Interest Credit cannot be
            greater than 1/2 of 1% per annum on
            the outstanding Loan for the period
            in question, the Interest Credit
            for the calendar quarter
            in question is:                             $   12,500